Exhibit 99.1

For immediate release

Nexen Provides Long Lake Project Update

Calgary, Alberta, August 30, 2007 – Nexen Inc. provides the following update on Phase 1 of its Long Lake development project.

Commissioning and start up of the SAGD plant and wells is underway. We are currently injecting steam into 4 of the 10 well pads and expect to be steaming all well pads by the end of September. “Although we are still early in the steaming process, SAGD performance at Long Lake is as expected or slightly better and we expect bitumen production to ramp up to full rates over the next 12 to 24 months,” stated Charlie Fischer, Nexen’s President and Chief Executive Officer.

Construction of the upgrader continues. We expect construction of the hydrocracker, the OrCrude™ unit and all main plant utilities to be completed in the third quarter of 2007. This is in-line with previous expectations. Progress on other units of the upgrader, however, has been slower than expected. Completion of the gasifier and the air separation units is expected to extend into the fourth quarter while completion of the sulphur recovery unit is now expected in the first quarter of 2008. This is largely the result of lower than expected labour productivity resulting in additional time to complete the units. In addition, we experienced difficulties securing sufficient labour, particularly pipefitters, to work on the sulphur recovery unit. This work is now substantially complete and labour for all remaining activities is expected to be in sufficient supply.

Commissioning activities have commenced on completed units of the upgrader and these activities will expand as additional units are completed. Utility steam boilers are currently being commissioned with start up expected during the third quarter of 2007. While full start up of the upgrader will follow the commissioning phase, this cannot take place until the sulphur recovery unit is complete and ready for operation. As a result, we now expect start up activities for the upgrader to commence in the first and second quarters of 2008, with first production of synthetic crude oil late in the second quarter. We anticipate the upgrader will reach its full production capacity about 12 to 18 months after start up.

As a result of these construction delays and the extended start up schedule, the capital cost for the project is expected to increase by 10 to 15 percent over the previous forecast of $5.3 billion ($2.65 billion net to Nexen). The key risks in this cost estimate continue to be the pace of completion of the sulphur recovery unit, access to labour, workforce productivity and the pace of commissioning activities.

“While the increase in capital costs is disappointing, project returns from Long Lake at current commodity prices are higher than expected at the time of sanctioning,” stated Fischer. “We expect to produce synthetic crude oil at Long Lake for several decades and benefit from a significant operating cost advantage.”

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and offshore West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity and environmental protection.

For further information, please contact:

Michael J. Harris, CA

Vice President, Investor Relations

(403) 699-4688

Lavonne Zdunich, CA

Analyst, Investor Relations

(403) 699-5821

801 – 7th Ave SW

Calgary, Alberta, Canada T2P 3P7

www.nexeninc.com

Forward-Looking Statements

Certain statements in this report constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Such statements are generally identifiable by the terminology used such as “intend”, “plan”, “expect”, “estimate”, “budget”, “outlook” or other similar words, and include statements relating to expected full year production, cash flow and capital expenditures as well as future production associated with our coalbed methane, Long Lake, Syncrude, North Sea, Gulf of Mexico, West Africa projects and other projects.

The forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: market prices for oil and gas and chemicals products; our ability to explore, develop, produce and transport crude oil and natural gas to markets; the results of exploration and development drilling and related activities; volatility in energy trading markets; foreign-currency exchange rates; economic conditions in the countries and regions in which we carry on business; governmental actions that increase taxes or royalties, change environmental and other laws and regulations; renegotiations of contracts; results of litigation, arbitration or regulatory proceedings; and political uncertainty, including actions by terrorists, insurgent or other groups, or other armed conflict, including conflict between states. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these factors are interdependent, and management’s future course of action would depend on our assessment of all information at that time. Any statements as to possible future crude oil, natural gas or chemicals prices, future production levels, future cost recovery oil revenues from our Yemen operations, future capital expenditures and their allocation to exploration and development activities, future asset dispositions, future sources of funding for our capital program, future debt levels, possible commerciality, development plans or capacity expansions, future ability to execute dispositions of assets or businesses, future cash flows and their uses, future drilling of new wells, ultimate recoverability of reserves, expected finding and development costs, expected operating costs, future demand for chemicals products, future expenditures and future allowances relating to environmental matters and dates by which certain areas will be developed or will come on stream, and changes in any of the foregoing are forward-looking statements.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity and achievements. Readers should also refer to Items 1A and 7A in our 2006 Annual Report on Form 10-K for further discussion of the risk factors.

Cautionary Note to US Investors – The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to discuss only proved reserves that are supported by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. In this press release, we may refer to “recoverable reserves”, “probable reserves” and “recoverable resources” which are inherently more uncertain than proved reserves. These terms are not used in our filings with the SEC. Our reserves and related performance measures represent our working interest before royalties, unless otherwise indicated. Please refer to our Annual Report on Form 10-K available from us or the SEC for further reserve disclosure.

In addition, under SEC regulations, the Syncrude oil sands operations are considered mining activities rather than oil and gas activities. Production, reserves and related measures in this release include results from the Company’s share of Syncrude.

Cautionary Note to Canadian Investors – Nexen is required to disclose oil and gas activities under National Instrument 51-101— Standards of Disclosure for Oil and Gas Activities (NI 51-101). However, the Canadian securities regulatory authorities (CSA) have granted us exemptions from certain provisions of NI 51-101 to permit US style disclosure. These exemptions were sought because we are a US Securities and Exchange Commission (SEC) Registrant and our securities regulatory disclosures, including Form 10-K and other related forms, must comply with SEC requirements. Our disclosures may differ from those Canadian companies who have not received similar exemptions under NI 51-101.

Please read the “Special Note to Canadian Investors” in Item 7A in our 2006 Annual Report on Form 10-K, for a summary of the exemption granted by the CSA and the major differences between SEC requirements and NI 51-101. The summary is not intended to be all-inclusive or to convey specific advice. Reserve estimation is highly technical and requires professional collaboration and judgment. The differences between SEC requirements and NI 51-101 may be material.

Our probable reserves disclosure applies the Society of Petroleum Engineers/World Petroleum Council (SPE/WPC) definition for probable reserves. The Canadian Oil and Gas Evaluation Handbook states there should not be a significant difference in estimated probable reserve quantities using the SPE/WPC definition versus NI 51-101.

In this press release, we refer to oil and gas in common units called barrel of oil equivalent (boe). A boe is derived by converting six thousand cubic feet of gas to one barrel of oil (6mcf:1bbl). This conversion may be misleading, particularly if used in isolation, since the 6mcf:1bbl ratio is based on an energy equivalency at the burner tip and does not represent the value equivalency at the well head.

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